SALES REPRESENTATIVE AGREEMENT


Parties:

                              SEREFEX CORPORATION
                            a Delaware corporation,
                       Hereinafter referred to as "SFXC",
                                      and
                                  AMARIN, INC.
                             a Michigan Corporation
                      Hereinafter referred to as "AMARIN"


Effective  Date:     January  27,  2004

In consideration of the mutual covenants and agreements contained in this agreement, the parties agree as follows:

1. APPOINTMENT OF REPRESENTATIVE. SFXC hereby appoints as its nonexclusive representative for all distribution channels, except for large chain retail accounts which will be exclusive to AMARIN set forth in Schedule "C" attached hereto and by this reference made a part hereof subject to certain provisions of this agreement, for the promotion and solicitation of orders for the products described below. AMARIN accepts such appointment upon terms and conditions contained in the agreement.

2.   PRODUCTS  COVERED  AND  SALES  TERRITORY.

2.1 AMARIN is authorized to solicit orders for SFXC products and for such other products as SFXC may hereafter authorize in writing (collectively, the "products") in the Territory set forth in Schedule "B" attached hereto and by this reference made a part hereof,

3. TERM. The term of this agreement shall commence on the date hereof and shall continue for a period of one (1) year from the date hereof (the initial term), with automatic renewal for a maximum of four (4) successive one-year periods in the absence of written notice of termination given by either party to the other not less that thirty (30) days prior to the end of the initial term and any anniversary date thereof. Notwithstanding the above provisions, either party as provided in Section 9 may terminate the agreement at any time.

4.   CERTAIN  DUTIES  OF  AMARIN.

4.1 AMARIN agrees to comply with all rules, regulations, price lists, policies and restriction issued or adopted by SFXC in connection with the products, as modified from time to time.

4.2 AMARIN agrees to devote its best efforts to the performance of its duties including, but not limited to, the professional presentation of SFXC's products, the solicitation of orders, servicing of accounts, assistance in collection of accounts receivable, and performance of such services as may be reasonably directed by SFXC.

4.3 Amarin agrees to provide and discuss at length, on a bi-weekly basis, a sales report detailing all current and future activities being undertaken by Amarin to sell SFXC's products. At a minimum the report must include;
A.   Name  and  contact  information  of  prospective  chain  stores;

B.   Current status of account in relation to SFXC's products;
C.   Current material pending presentations and/or installations;
D.   Sales forecasts for each prospective customer.

     This report shall be faxed to Mr. Don Gunther at (239) 596-0889, or any other individual from time to time as may be directed by the management of the Serefex Corporation.

4.4 During the term of this agreement, AMARIN shall not, without the prior written consent of SFXC, directly or indirectly engage in any capacity in the sale of products that compete with one or more products.

4.5 Amarin shall indemnify and hold SFXC harmless from and against any claim, loss, liability or expense (including attorney's fees) arising out of or in connection with any acts or omissions of representative. This provision shall survive any expiration or termination of this agreement.

5. ORDERS. AMARIN may solicit orders for products under the following terms and conditions:

     A. AMARIN shall not quote any product prices to customers except in conformity with current price lists provided by SFXC. Prices of the products shall be subject to change by SFXC.

     B. Orders for products shall not be binding upon SFXC until accepted by SFXC in writing at its home office. All quotations for sales by AMARIN to customers must be made expressly subject to the approval of SFXC.

     C. Unless otherwise agreed by the parties in writing, SFXC shall have primary responsibility for billing and collecting its own accounts, on such terms and conditions as SFXC shall determine. AMARIN shall, upon request assist SFXC in collecting outstanding accounts and in obtaining information relating to customers or potential customers.

     D. All terms and condition of any sale shall be determined solely by SFXC at its home office. AMARIN shall have no authority to offer or agree to any terms of sale to customers except with the prior written authorization and agreement of SFXC made at its home office.

     E. SFXC may, at its discretion, (1) decline to accept any such order solicited by AMARIN (2) cancel or terminate any such order, and (3) discontinue the manufacture or sale of any one or more products at any time or allocate products during periods of shortages, in each case without incurring any liability or obligation to AMARIN under this agreement, including liability for commissions.

     F. SFXC shall have no liability to AMARIN or its customers for delays in manufacture, shipments or installation of products.

6.   COMPENSATION.

6.1 SFXC shall pay AMARIN the stock compensation and commissions less any offsets set forth in Schedule "A" attached hereto and by this reference made a part hereof, in US $.

6.2  Any  commissions  accrued in  accordance  with  this agreement and Schedule
"A" are subject to limitations imposed by law, and commissions shall not be payable on any sales of products to a customer until and unless the customer shall have paid SFXC all amounts due and owing with respect to such sales. No commissions shall in any event be payable with respect to orders canceled by SFXC or its customers. No commissions shall in any event be payable with respect to any payments to SFXC by customers for products if such payments are received by SFXC for products ordered more than one year after notice of termination of this agreement is given by either SFXC or AMARIN. However, for each month of service, AMARIN will receive an additional month of commission to a maximum total of 1 year on major retail accounts in the event of termination.

6.3 No commissions shall be paid if AMARIN is in violation of clause 4.3 of this agreement, until and unless such violations are cured to the satisfaction of SFXC.

7. INDEPENDENT CONTRACTOR. In carrying out its duties pursuant to this agreement, AMARIN shall have the status of an independent contractor and not an employee of SFXC. AMARIN shall have no authority to bind SFXC to any obligation or to make any representations on behalf of SFXC.

8.   MODIFICATIONS.     SFXC shall have  the  right, in its sole discretion from
time to time, to change its products, sales prices and other terms, conditions and provisions relating to orders for products.


9. TERMINATION. Notwithstanding any other provisions hereof, SFXC or representative may terminate this agreement at any time with or without cause upon sixty (60) days written notice to the other party. The termination of this agreement as provided above shall not prejudice any other remedy to which either party may be entitled under this agreement, at law or in equity.



10. PROTECTION OF TRADE SECRETS. AMARIN agrees that all files, records, documents, promotional material, specifications, books, customer lists, equipment, merchandise and similar items relating to the business activities of SFXC shall remain the exclusive property of SFXC and AMARIN agrees to deliver such items and copies thereof, including all records of AMARIN relating to the products, to SFXC upon termination of the agreement for any reason whatsoever. During the term of this agreement and at all times thereafter covenants that it will not, except as authorized in writing by SFXC, disclose to any person or entity any knowledge or information which he acquired while employed by SFXC regarding:

     A. Any price lists, customer records, sales and distribution techniques, trade secrets and other confidential information of SFXC pertaining to its business activities;

     B. Any lists of SFXC's customers, suppliers, employees or any other documents or materials from which lists of any or all of such customers, suppliers, or employees could be derived; or

     C. Any information derived by AMARIN during its employment by SFXC relating to the needs and requirements of SFXC's customers.

For purposes of this section, the "customers" and "suppliers" of SFXC shall include any such customers and suppliers during the term of this agreement or, if longer, during the two-year period preceding the termination of this agreement.

11. PRODUCT LIABILITY INSURANCE. SFXC represents and warrants to AMARIN that it is currently maintaining a products liability policy in an amount of not less that One Million Dollars ($1,000,000.00) which, if required by AMARIN, will name AMARIN as an additional insured.

12. COMPLIANCE WITH APPLICABLE LAW. SFXC represents and warrants to AMARIN that its current product line to be sold in Canada and the USA complies with all applicable federal, state and local laws, including all environmental laws.

13.  MISCELLANEOUS  PROVISIONS.

13.1 All notices and other communications hereunder shall be deemed to have been duly given if they are in writing and have been delivered personally or have been deposited in the mail for delivery by certified mail, return receipt requested, or by regular first class mail, postage prepaid. Notice to AMARIN shall be sent to the same address as his commission payments are sent being; 754 Lincoln Rd, Grosse Pointe, MI 48230. Notice to Serefex Corporation shall be sent to 3427 Exchange Avenue, Suite B, Naples, Florida 34104. Either party may change the address to which notices to such party are to be sent by giving written notice of such change to the other party in accordance with the provisions of this section.

13.2 This agreement supersedes any previous written or oral understandings or agreements between SFXC and AMARIN and is the only agreement between the parties currently in effect.

13.3 This agreement constitutes a personal contract that may not be transferred or assigned by AMARIN without prior written consent of SFXC, such consent not to be unreasonably withheld.

13.4 This agreement shall be interpreted and enforced in accordance with the laws of the State of Florida, USA.

13.5 The failure of SFXC to insist upon strict performance of any covenant or condition of this agreement or to exercise any right hereunder shall not be construed as a waiver or relinquishment for the future of any such covenant, condition or right.







IN WITNESS WHEREOF, the parties have executed this agreement on the date first written above.


"SFXC"                                     SEREFEX  CORPORATION



Witness  ________________________     By:  /s/  Brian  S.  Dunn
                                           --------------------
                                           Brian  S.  Dunn

                                   Title:  President

                                    Date:  __________________________________





"AMARIN"                                   AMARIN,  Inc.

Witness  ________________________     By:  /s/  Art McWood
                                           ---------------
                                           Art McWood

                                   Title:  President

                                    Date:  __________________________________




                                  SCHEDULE "A"

SFXC shall pay AMARIN, on the sale of SFXC products within the territory based on sales by AMARIN. SFXC shall make payment to AMARIN upon payment to SFXC from customer.

1.   Compensation;

a. AM to receive 12% of Gross Product Sales of accounts covered under section 1(a) above.

b. AM to receive One Million (1,000,000) shares of Serefex Corporations restricted common stock, which is and will be subject to any reorganization, forward split, reverse split or any other changes in the companies capital structure approved by the companies shareholders. The restricted common stock is to be payable in the following manner:

               333,334 shares upon execution.
               222,222 shares upon completion of the first year of service. 222,222 shares upon completion of the second year of service. 222,222 shares upon completion of the third year of service.

2.   Compensation  Offsets  due  from  AM

a. AM agrees that from time to time, as necessary, sub-reps will be required to perform services in which they are entitled compensation. AM agrees that any and all compensation due to these reps and/or organizations shall be subtracted from monies due AM under 1(a) above.

3. As the efforts to pioneer the sales of the company will be extensive; SFXC will reimburse Amarin's pre-approved travel expenses until US sales surpass the US$ 1 million mark




                                  SCHEDULE "B"





TERRITORY



     The  United  States






                                   Schedule C


                                  Exclusivity


As per Paragraph 1 of this agreement, AMARIN will be the exclusive representative in the USA to stores defined as "Big Boxes" further defined as chain stores whose average size is over 40,000 Sq. Ft. and number over 100 stores per chain.

     This shall include large retail chains such as Home Depot, Lowes, Menards Etc.

     To maintain this exclusivity, this agreement must be in effect and in good standing.